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EXHIBIT 1.1

UNDERWRITING AGREEMENT

April 8, 2003

The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

Dear Sirs:

        We (the "Representatives") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), and we understand that The Walt Disney Company, a Delaware corporation (the "Company"), proposes to issue and sell U.S. $1,150,000,000 aggregate principal amount of its 2.125% Convertible Senior Notes due April 15, 2023 (the "Initial Securities").

        Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of Initial Securities set forth below opposite their names at a purchase price of 97.75% of the principal amount thereof plus accrued interest, if any, from April 14, 2003:

Name	Principal Amount of Initial Securities
Citigroup Global Markets Inc.	$385,250,000
J. P. Morgan Securities Inc.	172,500,000
Credit Suisse First Boston LLC	138,000,000
Banc of America Securities LLC	28,750,000
Barclays Capital Inc.	28,750,000
Bear, Sterns & Co. Inc.	28,750,000
BNP Paribas Securities Corp.	28,750,000
HSBC Securities (USA) Inc.	28,750,000
Lehman Brothers Inc.	28,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	28,750,000
Morgan Stanley & Co. Incorporated	28,750,000
UBS Warburg LLC	28,750,000
Banca Intesa SpA	28,750,000
BMO Nesbitt Burns Corp.	28,750,000
Mizuho International plc	28,750,000
SunTrust Capital Markets, Inc.	28,750,000
ING Financial Markets LLC	17,250,000
SG Cowen Securities Corporation	17,250,000
Wells Fargo Brokerage Services, LLC	17,250,000
Blaylock & Partners, L.P.	5,750,000
Loop Capital Markets, LLC	5,750,000
Muriel Siebert & Co., Inc.	5,750,000
Samuel A. Ramirez & Company, Inc.	5,750,000
The Williams Capital Group, L.P.	5,750,000

$1,150,000,000

        The Underwriters will pay for the Initial Securities upon delivery thereof to The Depository Trust Company or its designated custodian at 10:00 a.m. (New York time) on April 14, 2003 or at such other time, not later than 10:00 a.m. (New York time) on April 21, 2003 as shall be designated by the

Representatives. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

        In addition, subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $172,500,000 principal amount of its 2.125% Convertible Senior Notes due April 15, 2023 (the "Option Securities" and together with the Initial Securities, the "Securities") at the price set forth above. The option hereby granted will expire 30 days after the date of this Agreement and may be exercised only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the Underwriters are exercising the option and the time, date and place of payment and delivery of such Option Securities. Such time and date of delivery (the "Date of Delivery") shall be determined by the Representatives but shall not be earlier than three nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Option Securities shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Initial Securities underwriting obligations as set forth above.

        The Underwriters will pay for the Option Securities upon delivery thereof to The Depositary Trust Company or its designated custodian at 10:00 a.m. (New York Time) on the Date of Delivery.

        The Securities shall have the terms set forth in the Prospectus dated August 23, 2001, as supplemented by the Prospectus Supplement dated April 8, 2003, including the following:

TERMS OF SECURITIES:

A. 2.125% Convertible Senior Notes due April 15, 2023

Title:	2.125% Convertible Senior Notes due 2023
Aggregate Principal Amount:	$1,150,000,000 ($1,322,500,000 if the Underwriters exercise in full their overallotment option to purchase Option Securities)
Initial Offering Price:
100% (plus, solely in the case of any Option Securities that are purchased on a Date of Delivery which is after the Closing Date, accrued and unpaid interest, if any, from the Closing Date to but excluding such Date of Delivery)
Purchase Price:	97.75%
Currency of Payment:	United States Dollars
Ratings of debt securities included in the Registration Statement:	BBB+—Standard & Poor's Ratings Services Baa1—Moody's Investors Service
Maturity Date:	April 15, 2023
Interest Rate:	2.125%
Optional Redemption Provisions:	As set forth in the Prospectus Supplement
Conversion Rate:
The Securities shall be convertible into shares of Common Stock at an initial conversion rate of 33.9443 shares of Common Stock per $1,000 principal amount of Securities which is equivalent to an initial conversion price of $29.46 per share of Common Stock, subject to adjustment as set forth in the Prospectus Supplement

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Conversion Rights:	As set forth in the Prospectus Supplement
Purchase of Securities by the Company at the Option of the Holder	As set forth in the Prospectus Supplement
Purchase of Securities by the Company upon a Fundamental Change	As set forth in the Prospectus Supplement
Interest Payment Dates:	April 15 and October 15 commencing October 15, 2003 (interest accrues from April 14, 2003)
Regular Record Dates:	The April 1 or October 1 (whether or not a Business Day) immediately preceding the related Interest Payment Date
Form and Denominations:
Global Note registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Global Note will be in denominations of U.S. $1,000 and integral multiples thereof.
Ranking:
The Securities will constitute a separate series of senior unsecured debt obligations of the Company issued under the Indenture, dated as of September 24, 2001 (the "Indenture"), by and among the Company, as issuer, and Wells Fargo Bank, N.A., as trustee (the "Trustee") and will rank pari passu with all other senior unsecured indebtedness of the Company from time to time outstanding.
Listing:	The Securities will not be listed on any Securities Exchange.

B. Other General Provisions

Conditions to Closing.

        Section 5 of the Company's Underwriting Agreement Standard Provisions (Convertible Debt Securities) dated April 8, 2003 (the "Standard Provisions") is amended by adding the following new paragraph (j):

        "(j)    Option Securities.    The several obligations of the Underwriters to purchase Option Securities are subject to delivery to the Underwriters on the Date of Delivery such documents, opinions and comfort letters as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Securities and other matters related to the issuance of the Option Securities."

Covenants of the Company.

        Section 6 of the Standard Provisions is amended by adding the following new paragraph (i):

        "(i)    Restriction on Sale of Securities and Common Stock.    From the date hereof through and including the 60th day after the date hereof, neither the Company nor Michael D. Eisner, Robert A. Iger, Peter E. Murphy and Thomas O. Staggs (the "Specified Company Officers") will, without the prior written consent of Citigroup Global Markets Inc., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or for the sale of, or lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock or file or request or demand the filing of any registration statement under the 1933 Act with respect to any of the foregoing or cause or permit the registration, sale or

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other transfer of any of the foregoing pursuant to any registration statement which the Company has filed or may hereafter file under the 1933 Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (C) the issuance of the Securities and the shares of Common Stock issuable upon conversion of the Securities, or (D) the issuance by the Company of shares of Common Stock or securities convertible or exchangeable or exercisable for any shares of its Common Stock in connection with a merger, acquisition or other business combination. The Specified Company Officers may offer or sell (or enter into any agreement to offer or sell), directly or indirectly, Common Stock (i) as a bona fide gift, provided that the recipient agrees to be bound by the lock-up restrictions, (ii) to any trust, family partnership or similar entity for the direct or indirect benefit of the Specified Company Officers, provided that the trust, partnership or similar entity agrees to be bound by the lock-up restrictions, and (iii) in an amount not to exceed 100,000 shares in the aggregate, which shares of Common Stock were acquired upon the exercise of options to purchase Common Stock or to effect a cashless exercise of options to purchase Common Stock that are outstanding on the date hereof or are thereafter issued under the Company's existing stock option plans."

Defaulting Underwriters.

        Section 12 of the Standard Provisions is amended to read as follows:

        "12.    Defaulting Underwriters.    If on the Closing Date or the Date of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Initial Securities set forth opposite their respective names above bears to the aggregate amount of Initial Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Initial Securities and the aggregate amount of Initial Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Initial Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Initial Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If on the Date of Delivery any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate amount of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Option Securities to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Securities or (ii) purchase not less than the amount of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement."

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        Notices: Notices to the Underwriters shall be directed to the Representatives as follows; Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, attention of General Counsel; J. P. Morgan Securities Inc. at 277 Park Avenue, 19th Floor, New York, New York 10172, attention Karen Grieb; Credit Suisse First Boston LLC at Eleven Madison Avenue, New York, NY 10010-3629, attention LCD-Transaction Advisory Group; and notices to the Company shall be directed to it at 500 South Buena Vista Street, Burbank, California 91521, attention of Vice President and Assistant Treasurer, with copies to the attention of the Company's Legal Department and to Dewey Ballantine llp at 1301 Avenue of the Americas, New York, New York 10019, attention of Morton A. Pierce, Esq.

        Except as otherwise noted above, all provisions contained in the Standard Provisions, a copy of which is attached hereto, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

        Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

Citigroup Global Markets Inc.
By:	/s/ HENRY H. SCHWAKE Name: Henry H. Schwake Title: Director, Investment Banking

J. P. Morgan Securities Inc.

By:	/s/ KAREN GRIEB Name: Karen Grieb Title: Managing Director

Credit Suisse First Boston LLC
By:	/s/ MICHAEL HOOKS Name: Michael Hooks Title: Managing Director

Acting on behalf of themselves and the Underwriters named herein

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Accepted:

THE WALT DISNEY COMPANY

By:	/s/ CHRISTINE M. MCCARTHY Name: Christine M. McCarthy Title: Senior Vice President and Treasurer

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THE WALT DISNEY COMPANY

UNDERWRITING AGREEMENT

STANDARD PROVISIONS (CONVERTIBLE DEBT SECURITIES)

April 8, 2003

        From time to time, The Walt Disney Company, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement". Terms defined in the Underwriting Agreement are used herein as therein defined.

        The Securities will be convertible into shares of the Disney Common Stock as defined in the Restated Certificate of Incorporation dated November 17, 1999 of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus, which, among other things, relates to the Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "1933 Act"), and/or a term sheet or an abbreviated term sheet (each, a "Term Sheet"), pursuant to Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), specifically relating to the Securities. The term Registration Statement means the registration statement as amended to the date of this Agreement and shall include any related Registration Statement filed pursuant to Rule 462(b) of the 1933 Act Regulations. The term Basic Prospectus means the prospectus included in the Registration Statement at the time the Registration Statement was declared effective by the Commission. The term Prospectus means the Basic Prospectus together with the final Prospectus Supplement relating to the offering of the Securities, each in the form furnished to the Underwriters by the Company for use in connection with the offering of the Securities, as from time to time amended or supplemented in accordance with the 1933 Act, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the prospectus or prospectus supplement on file at the Commission (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424 under the 1933 Act Regulations), the term "Prospectus" shall refer to the prospectus and prospectus supplement, as so revised, from and after the time it is first provided to the Underwriters for such use; provided, however, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to the Prospectus shall be deemed to refer to the final or preliminary prospectus and the Term Sheet relating to the Securities in the form furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations (in which case, all references in this Agreement to the date of the Prospectus shall mean the date of such Term Sheet). The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 (the "Annual Report"), filed December 4, 2002, and the documents, financial statements and schedules filed subsequent to September 30, 2002 and incorporated by reference therein or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date hereof, and so incorporated by reference or deemed to be incorporated therein (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents"). Notwithstanding the foregoing, for purposes of this Agreement any prospectus, prospectus supplement, term sheet or abbreviated term sheet prepared or filed with respect to an offering pursuant to the Registration Statement of a series of securities other than the Securities shall not be deemed to have supplemented the Prospectus.

        1.    Representations and Warranties.    The Company represents and warrants to each of the Underwriters that:

          (a)  The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, on or prior to the Closing Date, the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (b)  The Registration Statement, at the time the Annual Report was filed, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Underwriting Agreement and at the Closing Date, the Prospectus and any amendments and supplements thereto did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein or to those parts of the Registration Statement which constitute the Trustee's Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the "Form T-1"). There is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (c)  The Incorporated Documents, when they became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act, and any Incorporated Documents filed subsequent to the date of the Underwriting Agreement and prior to the termination of the offering of the Securities, will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act; no such Incorporated Document, when it became effective or was filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date of the Underwriting Agreement and prior to the Closing Date will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d)  This Agreement, the Indenture and the Securities have been duly authorized by the Company and conform in all material respects to the descriptions thereof in the Prospectus.

          (e)  The Indenture (assuming due execution and delivery thereof by the Trustee) is, and the Securities (when executed by the Company and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters) will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or composite currency. The Securities (when executed by the Company and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence).

          (f)    The Company is a validly existing corporation in good standing under the laws of Delaware. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries considered as one enterprise.

          (g)  Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus there has not been any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

          (h)  The Company is not in violation of its Restated Certificate of Incorporation or Bylaws, as amended. The execution and delivery of this Agreement by the Company, the issuance and sale of the Securities, the issuance of shares of Common Stock upon conversion of the Securities and the performance by the Company of its obligations under this Agreement and the Indenture will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws, as amended, of the Company, (B) subject to the Company's compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the properties or assets of the Company is subject, which breach or default would, singly or in the aggregate, have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, or (C) any applicable law, administrative regulation or administrative or court decree. Except for orders, permits and similar authorizations required under or by the securities or Blue Sky laws of certain jurisdictions, any securities exchange on which any of the Securities or the Common Stock might be listed or with respect to Securities which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Securities or for the issuance of shares of Common Stock upon conversion of the Securities.

          (i)    To the best of the Company's knowledge, the accountants who have audited and reported upon the financial statements filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the 1933 Act. The historical financial statements included in the Registration Statement or Prospectus or incorporated therein by reference fairly present the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus. The selected financial data and the summary historical financial information of Disney, if any, included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of Disney incorporated by reference in the Registration Statement and the Prospectus. The unaudited pro forma financial statements, if any, together with the related notes and any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the information shown therein and have been compiled on a basis substantially consistent with the audited financial statements of Disney included or incorporated by reference in the Registration Statement and the Prospectus; the assumptions on which such unaudited pro forma financial statements have been prepared are reasonable; and such unaudited pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulations S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

          (j)    Each of Disney Enterprises, Inc., ABC, Inc. and Walt Disney World Co. (collectively, the "Significant Subsidiaries"), is a validly existing corporation in good standing under the laws of its state of incorporation. Each of the Significant Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus; and each of the Significant Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each United States jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where a failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

          (k)  The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's most recent annual or quarterly balance sheet, as the case may be, included or incorporated by reference in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to employee benefit plans or options or rights granted thereunder contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, pursuant to the exercise of options contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, and upon conversion of the Securities); and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

          (l)    Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holders thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion against payment of the conversion price and in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; no holder of such shares is or will be subject to personal liability solely by reason of being such a holder; the holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and the Common Stock, the Restated Certificate of Incorporation and Bylaws, as amended, conform in all material respects to the description thereof in the Prospectus.

        Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to such Underwriter as to the matters covered thereby on the date of such certificate.

        2.    Public Offering.    The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in the Representatives' judgment is advisable. The terms of the public offering of the Securities have been provided by the Representatives to the Company and are in all material respects completely set forth in the Prospectus.

        3.    Purchase and Delivery.    Except as otherwise provided in this Section 3, payment for the Securities shall be made by wire transfer, of immediately available funds, by the Underwriters to the order of the Company, at the time set forth in the Underwriting Agreement, upon delivery to the Representatives for the respective accounts of the several Underwriters of the Securities, registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the sale of the Securities to the Underwriters duly paid. The Securities may be represented by one or more global securities which may be deposited with a custodian for, and registered in the name of, The Depository Trust Company or its nominee.

        4.    Payment of Expenses.    The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Underwriting Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and any certificates for the Securities to the Underwriters and the preparation, issuance and delivery to the persons entitled thereto of the certificates for the Common Stock issuable upon conversion of the Securities, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Securities under state securities laws or the applicable laws of any foreign jurisdiction in which the Securities are offered in accordance with the provisions of Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, and (viii) the fees and expenses incurred with respect to the listing of the Securities and the Common Stock issuable upon conversion of the Securities on any securities exchange.

        5.    Conditions to Closing.    The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a)    Opinion of Counsel to Company.    On the Closing Date, the Underwriters shall have received an opinion from Dewey Ballantine llp, counsel to the Company, dated as of the Closing Date and in form and substance satisfactory to counsel for the Underwriters to the effect that:

            (i)    The Company is a corporation validly existing and in good standing under the laws of the state of Delaware.

            (ii)  The Company has the corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Indenture, to borrow money as contemplated in this Agreement and the Indenture and to issue, sell and deliver the Securities and to issue the Common Stock upon conversion of the Securities.

            (iii)  This Agreement has been duly authorized, executed and delivered by the Company.

            (iv)  The Indenture has been duly authorized by all necessary corporate action on the part of the Company and duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the qualification that the enforceability of the Indenture is subject to and may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, (c) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (d) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency, currency units or composite currencies.

            (v)  No Governmental Approval is required on the part of the Company in connection with the issuance or sale of the Securities or the issuance of the Common Stock upon conversion of the Securities other than registration thereof under the 1933 Act, qualification of the Indenture under the 1939 Act, and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Securities are to be offered or sold or the Common Stock is to be issued upon conversion of the Securities.

            (vi)  The Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Securities is subject to and may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, (c) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (d) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency, currency units or composite currencies, and will be convertible into shares of Common Stock in accordance with the terms of the Securities and the Indenture.

            (vii) The Registration Statement has been declared effective under the 1933 Act and the Indenture has been qualified under the 1939 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

            (viii)  The execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Securities, the issuance of the shares of Common Stock upon conversion of the Securities and the performance by the Company of its obligations under this Agreement and the Indenture will not (A) violate the Restated Certificate of Incorporation or Bylaws, as amended, of the Company, (B) violate any Applicable Laws or (C) breach or otherwise violate any obligation of or restriction on the Company under any judgment, decree or order, applicable to the Company and known to such counsel, of any court or Governmental Authority entered in any proceeding to which the Company was or is now a party or by which it is bound; provided, that such counsel may state that no opinion is expressed as to the securities or Blue Sky laws of the various jurisdictions in which any of the Securities are to be offered or the Common Stock is to be issued upon conversion of the Securities.

            (ix)  The Registration Statement, at the time the Annual Report was filed, and the Prospectus, as of its date, appeared on their face to comply as to form in all material respects with the applicable requirements of the 1933 Act and the related rules and regulations of the Commission thereunder then in effect, except that in each case such counsel need not express an opinion as to (i) the Incorporated Documents, (ii) the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or (iii) the exhibits to the Registration Statement, including the Form T-1 incorporated by reference therein.

            (x)  The statements in the Prospectus under the captions "Description of Debt Securities," "Description of Notes" and "Description of Common Stock," insofar as they purport to summarize certain provisions of documents specifically referred to therein, fairly present the information required by Form S-3.

            (xi)  Although the discussion set forth in the Prospectus under the headings "Certain United States Income Tax Considerations" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the Securities or the Common Stock issuable upon conversion of the Securities, in such counsel's opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States Federal income tax consequences of the purchase, ownership, and disposition of the Securities by the holders addressed therein, based upon current law and subject to the qualifications set forth therein.

            (xii) (A) The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance by the Company upon such conversion by all necessary corporate action on the part of the Company and such shares, when duly issued upon such conversion in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and non-assessable; and (B) neither the issuance of the Securities nor the issuance of the shares of Common Stock upon conversion of the Securities is subject to preemptive rights arising under the Restated Certificate of Incorporation or Bylaws, as amended, of the Company or the Delaware General Corporation Law.

        In rendering the opinions set forth above, such counsel may state that, with respect to Securities the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors, no opinion is expressed with respect to the Commodity Exchange Act, as amended, or the rules, regulations and interpretations of the Commodities Futures Trading Commission promulgated thereunder.

        In rendering the opinions set forth above, the term "Applicable Laws" shall mean the Delaware General Corporation Law and those laws, rules and regulations of the States of California and New York and of the United States of America which such counsel has, in the exercise of customary diligence, recognized as applicable to the Company or transactions of the type contemplated by this Agreement, the term "Governmental Authority" shall mean any California, New York, Delaware or federal executive, legislative, judicial, administrative or regulatory body and the term "Governmental Approval" shall mean any order, consent, permit or approval of any Governmental Authority pursuant to Applicable Laws.

        In addition, such counsel may state that such counsel has not undertaken to determine independently, and therefore does not assume any responsibility explicitly or implicitly for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus (except as set forth in clauses (x) and (xi) above). Such counsel may also state that such counsel has participated in conferences with representatives of the Company and the Underwriters in the course of the preparation of the Registration Statement and Prospectus and has considered the matters required to be stated therein and the statements contained therein. However, such counsel shall state that, based upon and subject to the foregoing, nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement, as of the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom and, in the case of the Registration Statement, except as to exhibits thereto (including, without limitation, the Statement of Eligibility under the Trust Indenture Act of the Trustee on Form T-1 incorporated by reference therein), as to all of which such counsel need express no opinion).

          (b)    Opinion of Counsel Employed by Company.    On the Closing Date, the Underwriters shall have received an opinion from David K. Thompson, Senior Vice President-Assistant General Counsel, or from other counsel employed by the Company (provided that such counsel is at least a Vice President of the Company), dated as of the date hereof and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

            (i)    The Company and each of the Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its state of incorporation.

            (ii)  Except as set forth in the Prospectus, there is not pending or, to the best of such counsel's knowledge, after reasonable inquiry, threatened any action, suit or proceeding against the Company or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

            (iii)  To the best of such counsel's knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

            (iv)  To the best of such counsel's knowledge, after reasonable inquiry, the Company is not in violation of its Restated Certificate of Incorporation or Bylaws, as amended.

            (v)  To the best of such counsel's knowledge, after reasonable inquiry, the execution, delivery and performance of this Agreement and the Indenture will not conflict with or constitute a breach of, or default (with the passage of time or otherwise) under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject.

            (vi)  Each of the Incorporated Documents, as of the date such document was filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act, except that in each case such counsel need not express an opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein or excluded therefrom.

            (vii) The Company has an authorized share capital as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and fully paid and non-assessable.

        In addition, such counsel shall state that nothing has come to such counsel's attention that leads him to believe that either the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as of the date of the Underwriting Agreement and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein, or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1.

          (c)    Opinion of Underwriters' Counsel.    On the Closing Date, the Underwriters shall have received an opinion from counsel to the Underwriters, dated as of the Closing Date and in form and substance satisfactory to the Underwriters.

          (d)    Officer's Certificate.    On the Closing Date the Underwriters shall have received a certificate signed by an officer of the Company, dated the Closing Date, to the effect that (i) the representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (ii) the Company has complied with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of such officer's knowledge, threatened by the Commission. The Officer's Certificate shall further state that except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the Closing Date, there shall not have been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries considered as one enterprise. As used in this Section 5(d), the term "Prospectus" means the Prospectus (as defined herein) in the form first used to confirm sales of the Securities.

          (e)    Comfort Letter.    On the Closing Date, the Underwriters shall have received a letter from the Company's independent certified public accountants, dated as of the Closing Date and in form and substance reasonably satisfactory to the Underwriters.

          (f)    Ratings.    At the Closing Date, the debt securities included in the Registration Statement shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the Underwriting Agreement, and the Company shall have delivered to the Representatives a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

          (g)    Approval of Listing.    At the Closing Date, the shares of Common Stock issuable upon conversion of the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (h)    Other Documents.    On the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Securities and the issuance of the Common Stock upon conversion of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.

        If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except that (i) the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters and (ii) the covenants set forth in Section 6(f) hereof, the indemnity and contribution agreement set forth in Sections 7, 8, 9 and 10 hereof and the provisions of Section 18 hereof shall remain in effect.

        6.    Covenants of the Company.    In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

          (a)    Notice of Certain Events.    The Company will notify the Representatives promptly of (i) the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Securities), (ii) the transmittal to the Commission for filing of any supplement to the Prospectus (other than a supplement relating solely to an offering of securities other than the Securities), (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (other than any comments relating solely to an offering of securities other than the Securities), (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than any such request relating solely to an offering of securities other than the Securities) and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible time unless the Company shall, in its sole discretion, determine that it is not in its best interest to do so.

          (b)    Notice of Certain Proposed Filings.    During the period from the date of the Underwriting Agreement to and including the Closing Date, at or prior to the filing thereof, the Company will give the Representatives notice of its intention to file any additional registration statement with respect to the registration of additional Securities to be covered by this Agreement, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement relating solely to an offering of securities other than the Securities), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement or other documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel to the Underwriters shall reasonably object, unless, in the judgment of the Company or its counsel, such amendment or supplement or other document is necessary to comply with law.

          (c)    Copies of the Registration Statement and the Prospectus.    The Company will deliver to the Underwriters one copy of the Registration Statement (as originally filed) and of each amendment thereto (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) and the preliminary prospectus as the Representatives may reasonably request. The Company will furnish to the Underwriters as many copies of the Prospectus (as amended or supplemented) as the Representatives shall reasonably request so long as the Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities.

          (d)    Revisions of Registration Statement and Prospectus—Material Changes.    So long as the Underwriters are required to deliver a Prospectus in connection with sales of the Securities, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company, after consultation with counsel for the Underwriters, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of counsel for the Company, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Representatives, and the Company will prepare and file as soon as practicable such amendment or supplement to the Registration Statement or Prospectus as may be necessary to correct such misstatement or omission or to make the Registration Statement or the Prospectus comply with such requirements and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. The filing of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section (5) hereof or of Section 11(i).

          (e)    Compliance with 1934 Act.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will comply, in a timely manner, with all applicable requirements under the 1934 Act relating to the filing with the Commission of the Company's reports pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and, if then applicable, the Company's proxy statements pursuant to Section 14(a) of the 1934 Act.

          (f)    Earnings Statement.    The Company will make generally available to its security holders, as soon as practicable but in any event not later than 15 months after the Closing Date, a consolidated earnings statement (which need not be audited) covering the twelve-month period beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective or (iii) the Company's most recent annual report on Form 10-K filed with the Commission prior to the Closing Date, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act. The Company may elect to rely upon Rule 158 under the 1933 Act and may elect to make such earnings statement available more frequently than once in any period of twelve months.

          (g)    Blue Sky Qualifications.    The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities and the shares of Common Stock issuable upon conversion of the Securities for offering and sale under the applicable securities laws of such states in the United States as the Representatives may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities and the shares of Common Stock issuable upon conversion of the Securities; provided, however, that the Company will promptly notify the Representatives of any suspension or termination of any such qualifications; and provided, further, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (h)    Listing.    The Company will use its reasonable best efforts to have the shares of Common Stock issuable upon conversion of the Securities approved for listing upon official notice of issuance by the New York Stock Exchange at or prior to the Closing Date.

        7.    Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (a)  against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in Section 9 hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (b)  against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in Section 9 hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (c)  against any and all expense whatsoever (including, subject to the limitations set forth in Section 9 hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, such Underwriter thereafter failed to deliver such Prospectus, as so amended or supplemented, if required to be delivered by such Underwriter prior to or concurrently with the sale of the Securities to the person asserting such loss, liability, claim, damage or expense who purchased the Securities which are the subject thereof from such Underwriter; or (C) as to which such Underwriter may be required to indemnify the Company pursuant to the provisions of Section 8.

        8.    Indemnification of the Company.    Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of Section 7 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

        9.    General.    In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Underwriter or any person controlling such Underwriter, based upon the Registration Statement or the Prospectus and with respect to which indemnity may be sought against the Company pursuant to Section 7, such Underwriter or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel (such counsel to be reasonably acceptable to such Underwriter) and payment of all expenses. Any such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Underwriter or such controlling person unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company, (B) the Company shall have failed to assume the defense and employ counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Underwriter or such controlling person and the Company, and such Underwriter or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the Company (in which case, if such Underwriter or such controlling person notifies the Company in writing that it selects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and such controlling persons, which firm shall be designated in writing by the Representatives on behalf of all of such Underwriters and such controlling persons).

        In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company, any of the Company's directors or officers, or any person controlling the Company, with respect to which indemnity may be sought against any Underwriter pursuant to Section 8, such Underwriter shall have the rights and duties given to the Company by this Section 9, and the Company, the Company's directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by this Section 9.

        10.    Contribution.    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 7 and 8 hereof is for any reason held to be unenforceable with respect to the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required pursuant to Section 9 hereof or pursuant to the last sentence of this Section 10, then the Company and the Underwriters shall contribute to such aggregate losses, liabilities, claims, damages and expenses incurred by the Company and the Underwriters, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities received by the Company (before deducting expenses) bear to the total commissions or other compensation or remuneration received by the Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. Any party entitled to contribution pursuant to the first sentence of this Section 10, will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 10; provided, however, that such notice need not be given if such party entitled to contribution hereunder has previously given notice pursuant to Section 9 hereof with respect to the same action, suit or proceeding.

        11.    Termination.    The Underwriters may terminate the Underwriting Agreement immediately upon notice to the Company, at any time prior to the Closing Date if (i) there has been, since the date of the Underwriting Agreement, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iii) trading in any securities of the Company has been suspended (other than pursuant to a request by the Company with respect to an announcement by the Company of certain information not constituting a material adverse change, since the date of the Underwriting Agreement, in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise), the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iv) trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities shall have been required, by such exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable or (v) after the date of the Underwriting Agreement, the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company or its Significant Subsidiaries as of the date of the Underwriting Agreement shall have been lowered or any such rating agency shall have publicly announced that it has placed any debt securities of the Company or its Significant Subsidiaries on what is commonly termed a "watch list" with negative implications. As used in this Section 11, the term "Prospectus" means the Prospectus (as defined herein) in the form first used to confirm sales of the Securities.

        In the event of any such termination, no party will have any liability to any other party hereto, except that (i) the covenants set forth in Section 6(f) hereof, the indemnity and contribution agreement set forth in Sections 7, 8, 9 and 10 hereof and the provisions of Section 18 hereof shall remain in effect and (ii) if the Underwriting Agreement is terminated by the Underwriters in accordance with the provisions of Section 11(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        12.    Defaulting Underwriters.    If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Securities set forth opposite their respective names above bears to the aggregate amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        13.    Selling and Other Restrictions.

          (a)  Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally:

            (i)    represents and agrees with the Company that (a) it has not offered or sold and prior to the date six months after the date of issue of the Notes will not offer or sell any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (b) it has complied, and will comply with, all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (c) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company,;

            (ii)  acknowledges and agrees with the Company that the Securities have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (2) in compliance with any other applicable requirements of Japanese law;

            (iii)  agrees that the Securities may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither the Prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession; and

            (iv)  agrees that it has not and will not offer or sell any Securities or distribute any document or other material relating to the Securities either directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 106C of the Companies Act, Chapter 50 of Singapore (the "Singapore Companies Act"), or (2) to a sophisticated investor in accordance with the conditions specified in Section 106D of the Singapore Companies Act or (3) otherwise pursuant to, and in accordance with the conditions of, any other provision of the Singapore Companies Act.

          (b)  In addition to the provisions of subparagraph (a)(i), (ii), (iii) and (iv) of this Section 13, each Underwriter severally represents to and agrees with the Company that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Prospectus, any preliminary prospectus or any other material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as contained in this Agreement.

          (c)  Without prejudice to the other provisions of this Section 13 and except for registration under the 1933 Act and compliance with the 1933 Act Regulations and the qualification of the

  Securities for offer and sale under the applicable securities laws of such jurisdictions within the United States as the Representatives may designate pursuant to Section 6(g), the Company shall not have any responsibility for, and each Underwriter severally agrees with the Company that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Securities.

        14.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

        15.    Parties.    This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        16.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

        17.    Miscellaneous.    The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

        18.    Choice of Law.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        19.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

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  EXHIBIT 1.1
UNDERWRITING AGREEMENT
UNDERWRITING AGREEMENT